 Exhibit n 3

ECLIPSE FUNDS	AMENDED AND RESTATED
MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

EXHIBIT A

As of October 30, 2009

BALANCED FUND

 U.S. SMALL CAP FUND

EXHIBIT B

FUND NAME	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Investor Class

Balanced Fund	•	•	•	•	•	•	•	•

U.S. Small Cap Fund	•	•	•	•	•	•	•	•